Exhibit 16.1
                                                                    ------------

May 30, 2002

                                                    Arthur Andersen LLP
Office of the Chief Accountant                      1345 Avenue of the Americas
Securities and Exchange Commission                  New York NY 10105-0032
450 Fifth Street, N.W.
Washington, D.C. 20549                              www.arthurandersen.com


Dear Sir/Madam:

         We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated May 30, 2002 of Thackeray Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP



cc: Mr. Jules Ross, Vice President - Finance, Treasurer and Secretary
       Thackeray Corporation